UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 7, 2008

CenterStaging Corp.
(Exact name of Registrant as specified in its Charter)

Delaware
___________________________
(State or other Jurisdiction of Incorporation)

000-50955	45-0476087
(Commission File Number)	(I.R.S. Employer Identification Number)

3407 Winona Avenue
Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)

818-559-4333
___________________________
(Registrant’s telephone number, including area code)

___________________________
(Former name or former address, if changed since last report.)

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01(a) Changes in Registrant’s Certifying Accountant.

Effective March 17, 2008 CenterStaging Musical Productions, Inc, (“CMPI”), a wholly owned subsidiary of Centerstaging Corp., (the “Company”) was notified that the auditor-client relationship between CMPI and Stonefield Josephson (“SJ”) as the Company’s independent registered public accounting firm had ceased. On March 12, 2007, the Company filed a report on form 8K, stating the Company was unable to file it's 10-QSB for the quarter ending December 31, 2007 due to its auditors stated lack of independence resulting from unpaid accounts payable.

SJ’s report on the Company’s financial statements for the fiscal years ended June 30, 2007 and 2006 includes an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern. Other than such statement, no report of SJ on the financial statements of the Company for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and through September 30, 2007, the date of the Company’s most recent 10QSB, and through the date of dismissal: (i) the Company had no disagreements with SJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of SJ, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and (ii) SJ did not advise the Company of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(v) of Regulation S-B.

The Company provided SJ with a copy of this Current Report on Form 8K prior to its filing with the SEC, and requested SJ to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company above, and if not, stating the respects in which it does not agree. A copy of SJ’s letter dated May 7, 2008, is attached hereto as Exhibit 16.

ITEM 9.01  Financial Statements and Exhibits.

(c). Exhibit 16. Letter of Stonefield Josephson, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2008
CENTERSTAGING CORP.
/s/ John G. Caswell
By: John G. Caswell President